FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS FOR
SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2007

Atlanta, Georgia, July 19, 2007 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the second quarter and six months ended June 30, 2007. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.77 billion were up 4% compared to the second quarter of 2006. Net income for the quarter was $130.1 million, an increase of 8% over $120.7 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 76 cents, up 9% compared to 70 cents for the second quarter last year.

For the six months ended June 30, 2007, sales totaled $5.42 billion, up 4% compared to the same period in 2006. Net income for the six months was $251.7 million, an increase of 7% over $234.6 million recorded in the previous year. Earnings per share on a diluted basis were $1.47, up 9% compared to $1.35 for the same period last year.

Mr. Gallagher stated, “We are pleased that all four of our business segments contributed to our revenue growth in the 2nd Quarter. Motion Industries, our Industrial Group, had the strongest performance, increasing sales by 9%. EIS, our Electrical Group, had solid results as they produced a 7% increase. The Industrial and Electrical Groups are performing well and with the current favorable conditions in each of these industries, we are encouraged by their prospects over the remainder of the year. The Automotive Group reported a 2% increase for the quarter and our Office Products Group was up 1%. Market conditions continued to be challenging for each of these businesses in the quarter but, through the combination of internal revenue initiatives and improving industry fundamentals, we anticipate a bit stronger growth in Automotive and Office Products over the 2nd half of the year.”

Mr. Gallagher added, “The balance sheet at June 30, 2007 remains in excellent condition and we continue to strengthen our financial position and generate steady and consistent cash flows. We have used cash in several key areas, such as the dividend and share repurchase program as well as investing in our businesses, to maximize the total return to shareholders.”

Mr. Gallagher concluded, “At mid-year 2007, we continue to be optimistic about our prospects for the remainder of the year. Each of our four businesses has initiatives in place to enable them to generate solid revenue increases in the months ahead.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 5258238. A replay will also be available at 800-642-1687, conference ID 5258238, two hours after the completion of the conference call until 11:59 p.m. Eastern time on July 26, 2007.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,769,527	$2,661,805	$5,418,370	$5,215,357
Cost of goods sold	1,899,942	1,836,623	3,716,841	3,586,698

	869,585	825,182	1,701,529	1,628,659
Selling, administrative & other expenses	659,769	629,688	1,295,603	1,248,670

Income before income taxes	209,816	195,494	405,926	379,989
Income taxes	79,695	74,814	154,252	145,384

Net income	$130,121	$120,680	$251,674	$234,605

Basic net income per common share	$.76	$.70	$1.48	$1.36
Diluted net income per common share	$.76	$.70	$1.47	$1.35
Weighted average common shares outstanding	170,318	172,186	170,392	172,478
Dilutive effect of stock options and
non-vested restricted stock awards	1,062	893	1,039	925

Weighted average common shares outstanding –
assuming dilution	171,380	173,079	171,431	173,403

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
	(in thousands, except ratio analysis)
Net sales:
Automotive	$1,395,054	$1,362,230	$2,656,561	$2,590,019
Industrial	839,652	773,553	1,673,044	1,544,780
Office Products	430,665	427,229	882,507	893,184
Electrical/Electronic Materials	110,820	104,021	217,553	199,490
Other (1)	(6,664)	(5,228)	(11,295)	(12,116)

Total net sales	$2,769,527	$2,661,805	$5,418,370	$5,215,357

Operating profit:
Automotive	$114,830	$113,399	$210,667	$209,255
Industrial	70,069	59,073	134,661	116,588
Office Products	37,652	38,523	85,869	86,219
Electrical/Electronic Materials	8,319	6,272	15,539	11,125

Total operating profit	230,870	217,267	446,736	423,187
Interest expense, net	(5,173)	(6,415)	(11,844)	(13,587)
Other, net	(15,881)	(15,358)	(28,966)	(29,611)

Income before income taxes	$209,816	$195,494	$405,926	$379,989

Capital expenditures	$29,083	$31,070	$52,766	$58,591

Depreciation and amortization	$21,318	$17,632	$42,020	$35,255

Current ratio			3.1/1	3.1/1

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2007	2006
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$274,560	$189,145
Trade accounts receivable, net	1,322,973	1,307,071
Merchandise inventories, net	2,223,066	2,162,405
Prepaid expenses and other current assets	219,688	192,477

TOTAL CURRENT ASSETS	4,040,287	3,851,098
Goodwill and other intangible assets, less accumulated amortization	61,960	62,504
Other assets	177,650	516,216
Net property, plant and equipment	445,179	416,135

TOTAL ASSETS	$4,725,076	$4,845,953

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,028,705	$1,018,914
Income taxes payable	21,535	30,881
Dividends payable	62,195	58,104
Other current liabilities	172,903	148,024

TOTAL CURRENT LIABILITIES	1,285,338	1,255,923
Long-term debt	500,000	500,000
Other long-term liabilities	179,056	116,765
Deferred income taxes	-0-	159,304
Minority interests in subsidiaries	63,153	58,635
Common stock	169,930	171,308
Retained earnings and other	2,527,599	2,584,018

TOTAL SHAREHOLDERS’ EQUITY	2,697,529	2,755,326

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,725,076	$4,845,953

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2007	2006
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$251,674	$234,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,020	35,255
Other	9,348	6,781
Changes in operating assets and liabilities	53,370	(30,627)

NET CASH PROVIDED BY OPERATING ACTIVITIES	356,412	246,014
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(52,766)	(58,591)
Other	(6,329)	2,816

NET CASH USED IN INVESTING ACTIVITIES	(59,095)	(55,775)
FINANCING ACTIVITIES:
Net payments on credit facilities	-0-	(881)
Stock options exercised	9,214	5,157
Excess tax benefits from share-based compensation	3,784	1,620
Dividends paid	(119,719)	(112,426)
Purchase of stock	(52,009)	(83,475)

NET CASH USED IN FINANCING ACTIVITIES	(158,730)	(190,005)

NET INCREASE IN CASH AND CASH EQUIVALENTS	138,587	234
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	135,973	188,911

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$274,560	$189,145